ADDENDUM TO EMPLOYMENT AGREEMENT

This AGREEMENT (the "Agreement"), dated as of February 26, 2008, by and between Document Capture Technologies, Inc., a Delaware corporation with principal executive offices at 1772 Technology Drive, San Jose, California 95110 (hereinafter referred to as the "Company"), and William Hawkins, an individual residing at 5248 Saint Annes Court, San Jose, California 95138 (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

WHEREAS, the Company and the Employee are parties to an Employment Agreement, dated April 26, 2005 (the "Original Agreement") and an Addendum to Employment Agreement dated January 18, 2008 (the "Addendum" and together with the Original Agreement, the "Employment Agreement"); and

WHEREAS, the Company desires to employ the Employee as its President and Chief Operating Officer, and the Employee desires to serve the Company in that capacity, upon the terms and subject to the conditions contained in the Employment Agreement, as amended by this Agreement; NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows: 1. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Employment Agreement.

2. The Employee agrees to continue to execute his duties and responsibilities in accordance with the terms and provisions of the Employment Agreement, subject to the following terms and conditions as agreed upon:

(a) Effective March 1, 2008, the Company shall employ Employee as President and Chief Operating Officer.

All other terms and conditions of the Employment Agreement not affected hereby shall remain in effect as originally drafted.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DOCUMENT CAPTURE
TECHNOLOGIES, INC.                                            EMPLOYEE



By:  /s/ David Clark                                      /s/ William Hawkins
     ---------------                                      --------------------
       David Clark                                        William Hawkins
       Chief Executive Officer